UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
APPLIED MOLECULAR TRANSPORT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2023
Dear Fellow Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (Annual Meeting) of Applied Molecular Transport Inc. (the Company) to be held virtually via live audio webcast on Wednesday, June 14, 2023 at 10:00 a.m., Pacific Time. The attached notice and proxy statement describe the formal business to be transacted at the meeting.
We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2022 Annual Report to Stockholders and our proxy statement at www.virtualshareholdermeeting.com/AMTI2023. On or about April 28, 2023, we mailed to our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.
You may vote your shares at the Annual Meeting. If you are not able to attend the Annual Meeting, you may submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. The Annual Meeting is being held so that stockholders may consider the election of directors, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, to approve, on an advisory basis, the compensation of our named executive officers, and to consider the stockholder proposal to elect each director annually, if properly presented at the Annual Meeting.
The Board of Directors of the Company has determined that the election of directors, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, and to approve, on an advisory basis, the compensation of our named executive officers, are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” each of these matters. The Board of Directors of the Company has determined that the stockholder proposal to elect each director annually is not in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “AGAINST” such matter. On behalf of the Board of Directors and the officers and employees of the Company, I would like to take this opportunity to thank our stockholders for their continued support of Applied Molecular Transport Inc. We look forward to seeing you at the meeting.
Sincerely,

/s/ Shawn Cross
Shawn Cross Chief Executive Officer and Chair of the Board of Directors

APPLIED MOLECULAR TRANSPORT INC.
Address Not Applicable1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held at 10:00 a.m., Pacific Time on Wednesday, June 14, 2023
Notice is hereby given that the 2023 Annual Meeting of Stockholders (Annual Meeting) of Applied Molecular Transport Inc. (the Company) will be held at 10:00 a.m., Pacific Time on Wednesday, June 14, 2023. This year’s Annual Meeting will be held virtually, for your convenience, via live webcast at www.virtualshareholdermeeting.com/AMTI2023. The Annual Meeting will be held for the following purposes:
1.	Elect three Class III directors to serve until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	To conduct an advisory vote to approve the compensation of our named executive officers;
4.	To consider a stockholder proposal to elect each director annually, if properly presented at the Annual Meeting; and
5.	Vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
These proposals are more fully described in the accompanying proxy statement.
The Company’s Board of Directors (Board of Directors) recommends that you vote (i) FOR the election of the three Class III nominees to serve as directors of the Company, (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) FOR the approval, on an advisory basis, of the compensation of our named executive officers, and (iv) AGAINST the stockholder proposal to elect each director annually.
The Board of Directors has fixed the close of business on April 20, 2023 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.
On or about April 28, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.virtualshareholdermeeting.com/AMTI2023 by entering the control number located on your Notice or proxy card.
[1]
We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process at the following address: Applied Molecular Transport Inc., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or to the email address: corporate.secretary@appliedmt.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors,

/s/ Shawn Cross
Shawn Cross Chief Executive Officer and Chair of the Board of Directors
April 28, 2023
Please vote via the Internet, telephone or by mail.
Internet: www.proxyvote.com
Phone: 1-800-690-6903
If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide.

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 a.m., Pacific Time on Wednesday, June 14, 2023
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2023 annual meeting of stockholders of Applied Molecular Transport Inc., a Delaware corporation (the Company), and any postponements, adjournments or continuations thereof (the Annual Meeting). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/AMTI2023. The Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 28, 2023 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
ABOUT THE MEETING
Why are you holding a virtual Annual Meeting?
We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management.
How do I attend and participate in the Annual Meeting online?
We will be hosting the meeting via live webcast only at www.virtualshareholdermeeting.com/AMTI2023. You will be able to submit your questions and vote your shares electronically during the Annual Meeting.
The webcast will start at 10:00 a.m. Pacific Time. You are encouraged to access the meeting prior to the start time. The webcast will open 15 minutes before the start of the meeting, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock (as defined below), or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/AMTI2023.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of: (1) the election of three Class III directors to serve until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified; (2) ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (3) to approve, on an advisory basis, the compensation of our named executive officers; (4) to consider a stockholder proposal to elect each director annually, if properly presented at the Annual Meeting; and (5) any other matters that properly come before the meeting.
Who is entitled to vote at the meeting?
Only our stockholders of record at the close of business on April 20, 2023, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 39,214,146 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
What are the voting rights of the holders of our common stock?
Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 39,214,146 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
What vote is required to approve each item?
•
Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at our virtual Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at our virtual Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at our virtual Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on us, our compensation committee or our Board of Directors. However, we value our stockholders’ input and will take the vote into consideration when evaluating executive compensation decisions.

•
Proposal No. 4: The approval, on an advisory basis, to declassify our Board of Directors and require the annual election of all of our directors requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at our virtual Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on us or our Board of Directors. However, we value our stockholders’ input and will take the vote into consideration when evaluating our board structure.

What are the Board of Directors’ recommendations?
Our Board of Directors recommends a vote:
•	“FOR” the election of David Lamond, Tahir Mahmood and Holly Schachner as Class III directors;
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and
•	“AGAINST” the shareholder proposal to elect each director annually.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
to vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/AMTI2023, starting at 10:00 a.m. Pacific Time on June 14, 2023 (have your Notice or proxy card in hand when you visit the website);

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time, on June 13, 2023 (have your Notice or proxy card in hand when you visit the website);
•	by toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call); or
•
by mail by completing, dating and signing the proxy card that accompanies this proxy statement and returning it promptly by mail in the enclosed postage-paid envelope so that it is received no later than June 13, 2023. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your bank, broker or other nominee. You must follow the voting instructions provided by your bank, broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your bank, broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your bank, broker or other nominee.
Can I change my vote after I return my proxy card?
Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and mailing a later-dated proxy card; or
•
notifying the Corporate Secretary of Applied Molecular Transport Inc. in writing to Applied Molecular Transport Inc., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Shawn Cross and Brandon Hants have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2023 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We expect to announce voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may write our Corporate Secretary at the Applied Molecular Transport Inc. email address designated by the company on the Investor Relations page of its website.
Street name stockholders may contact their bank, broker or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals for 2024 annual meeting
The submission deadline for stockholder proposals to be included in our proxy materials for the 2024 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act) is December 30, 2023 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at the Applied Molecular Transport Inc. email address designated by the company on the Investor Relations page of its website by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2024 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.
Advance Notice Procedure for 2024 annual meeting
Under our bylaws, director nominations and other business may be brought at an Annual Meeting of stockholders in accordance with the requirements of our bylaws as in effect from time to time. For the 2024 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at the Applied Molecular Transport Inc. email address designated by the company on the Investor Relations page of its website, not later than the close of business on the 45th day nor earlier than the close of business on the 75th day before the one-year anniversary of the date on which we first mailed proxy materials or a notice of availability of proxy materials (whichever is earlier) for the previous year’s Annual Meeting. However, if the 2024 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2023 annual meeting of Stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2024 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2024 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Please refer to the full text of our bylaw provisions for additional information and requirements. A copy of our current bylaws has been filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.
You may propose director candidates for consideration by our corporate governance and nominating committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Corporate Secretary at the address set forth above. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance-Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals for 2024 annual meeting” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Incorporation by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings with the SEC, the sections of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
Smaller Reporting Company
Because we qualify as a “smaller reporting company” under the SEC rules, we have elected to prepare this proxy statement and other annual and periodic reports as a “smaller reporting company” pursuant to the rules of the SEC. Under the scaled disclosure obligations, we are not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board of Directors, which currently consists of seven members. Five of our directors are independent within the meaning of the listing standards of the Nasdaq Stock Market. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our corporate governance and nominating committee, we are nominating David Lamond, Tahir Mahmood and Holly Schachner as Class III directors at the Annual Meeting. If elected, Mr. Lamond and Drs. Mahmood and Schachner will each hold office for a three-year term until the annual meeting of stockholders to be held in 2026 or until their successors are duly elected and qualified.
The following table sets forth the names and certain other information about each of the nominees for Class III director. The names of and certain other information about the continuing members of our Board of Directors are also set forth below. Except as noted, all information is as of April 3, 2023:
	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
David Lamond(1)(2)	III	48	Director	2018	2023	2026
Tahir Mahmood, Ph.D.	III	48	Co-Founder and Director	2016	2023	2026
Holly Schachner, M.D.(1)(2)	III	56	Lead Independent Director	2021	2023	2026
Continuing Directors
Aaron VanDevender, Ph.D.(2)(3)	I	43	Director	2016	2024	—
Shawn Cross	I	55	Director, Chair of the Board of Directors	2023	2024	—
Charlene Banard(3)	II	59	Director	2022	2025	—
John W. Smither(1)(3)	II	70	Director	2022	2025	—
(1)	Member of the compensation committee
(2)	Member of the corporate governance and nominating committee
(3)	Member of the audit committee
Nominees for Directors
David Lamond. Mr. Lamond joined our Board of Directors in September 2018. Since April 2016, Mr. Lamond has served as President of En Pointe LLC, an investment firm. From November 2011 to June 2016, he served as the President, Chief Executive Officer and Chief Investment Officer of Lamond Capital Partners LLC, a hedge fund. He has served as a member of the board of directors of Inquis Medical, Inc., a medical device company, since February 2020, Quince Therapeutics, Inc., a clinical-stage biopharmaceutical company, since December 2015, EG 427, a gene therapy company, since August 2019, Windfall, Inc., a data analytics company, since February 2021, and previously served on the board of Arrinex, Inc., a medical device company (now a subsidiary of Stryker Corporation) and Lucira Health, Inc., a diagnostics company. Mr. Lamond holds a B.A. in History from Duke University and a J.D. from Duke Law School.
We believe Mr. Lamond is qualified to serve on our Board of Directors because of his extensive expertise and experience investing in the biotechnology industry as well as his important perspective on operations, finance and corporate governance matters. Mr. Lamond was originally recommended for appointment as a director by Blue Devil Trust, one of our stockholders, in connection with our Series B Preferred Stock financing.
Tahir Mahmood, Ph.D., Co-Founder and Director. Dr. Mahmood co-founded Applied Molecular Transport LLC in September 2010, which became a wholly owned subsidiary of the Company. He has served as a member of our Board of Directors since our incorporation in November 2016, and served as our Chief Executive Officer from November 2016 to March 2023. From September 2011 to April 2013, Dr. Mahmood was a leader in the life sciences practice for the U.S. West Coast at Booz Allen Hamilton, a management consulting firm. Since January 2014,

Dr. Mahmood has been the Co-Founder and a member of the board of directors of MiNDERA Corporation, a non-invasive skin genomics company. From June 2003 to April 2008, Dr. Mahmood also worked at Amgen Inc. where he held various roles including Principal Business Analyst. Dr. Mahmood is an inventor on a number of issued and pending U.S. patents. He holds B.A.Sc. and M.Sc. degrees from the University of Toronto and a Ph.D. in Chemical and Biomedical Engineering from a collaborative program between the University of Twente (The Netherlands) and Massachusetts Institute of Technology.
We believe Dr. Mahmood is qualified to serve on our Board of Directors because of the perspective and experience he provides as one of our founders and as our former Chief Executive Officer, his expertise in life sciences, and strong scientific knowledge.
Holly Schachner, M.D. Dr. Schachner joined our Board of Directors in August 2021. Since November 2022, Dr. Schachner has served as SVP, Head of Clinical Development of NorthSea Therapeutics B.V., a biotechnology company. Previously, Dr. Schachner served as the Chief Medical Officer of DoubleRainbow Biosciences, Inc., a biotechnology company, from August 2021 to May 2022. From September 2020 to April 2021, Dr. Schachner served as Senior Vice President and Therapeutic Head of Clinical Science of MyoKardia, a biopharmaceutical company, prior to its acquisition by Bristol Myers Squibb. From March 2019 to July 2020, she served as Chief Medical Officer of Specialty Medicine of Allergan, a pharmaceutical company, prior to its acquisition by AbbVie. From January 2016 to March 2019, she served as North America Medical Head of the Diabetes Cardiovascular Business Unit of Sanofi S.A. and US Medical Chair of Sanofi S.A., a global healthcare company. She has served as a member of the board of directors of Juvenile Diabetes Research Foundation, NYC, a health research nonprofit from 2004 to 2018, and on the board of directors of Sanofi Foundation for North America, a healthcare access non-profit, from 2015 to 2017. Dr. Schachner holds a B.S. in Psychology from the University of Michigan, an M.D. from SUNY at Stony Brook School of Medicine and completed a pediatric residency and pediatric endocrinology fellowship at the Mount Sinai Medical Center in New York.
We believe that Dr. Schachner is qualified to serve on our Board of Directors because of her research and clinical development expertise and leadership in the biotechnology industry. Dr. Schachner was originally recommended for appointment as a director by Klein Hersh, a director recruiting company focused on the biotechnology industry.
Continuing Directors
Charlene Banard. Ms. Banard joined our Board of Directors in March 2022. Since April 2022, Ms. Banard has served as Chief Technical Officer of Atara Biotherapeutics, Inc., an allogeneic T-cell immunotherapy company. From February 2020 to November 2021, Ms. Banard worked at Novartis AG, a pharmaceutical company, serving as Global Head and SVP of Technical Operations, Cell and Gene Therapy from June 2020 to November 2021 and as Global Head of Technical Operations, Cell and Gene Therapy, Innovation Pipeline and PMO from February 2020 to June 2020. From October 2011 to January 2019, Ms. Banard worked at Shire plc, a global biopharmaceutical company serving as Senior Vice President, Global Quality from 2013 to January 2019 when it was acquired by Takeda Pharmaceutical Company Limited. Ms. Banard holds a B.S. in Biochemistry from the University of California at Davis and an M.B.A from Saint Mary’s College of Moraga, California.
We believe Ms. Banard is qualified to serve on our Board of Directors because of her extensive expertise and experience at biopharmaceutical companies, and her deep technical knowledge of technical operations, clinical development through product launch and life cycle management, and operational strategy.
Shawn Cross, Chief Executive Officer. Mr. Cross has served as our Chief Executive Officer and Chair of our Board of Directors since March 2023, served as our President and Chief Operating Officer from May 2022 to March 2023 and our Chief Financial Officer from March 2020 to May 2022. Prior to joining the Company, Mr. Cross was at JMP Securities LLC where he was Managing Director and Co-Head Healthcare Investment Banking and a member of the Investment Banking Management Committee from September 2018 to March 2020. Prior to JMP Securities LLC, Mr. Cross worked at GT BioPharma, Inc., a clinical stage immuno-oncology company, where he was President and Chief Operating Officer from November 2017 to February 2018 and Chairman of the board of directors and Chief Executive Officer from February 2018 to July 2018. Mr. Cross was Managing Director, Healthcare Investment Banking at Deutsche Bank Securities from November 2015 to November 2017 and Managing Director, Healthcare Investment Banking at Wells Fargo Securities from November 2010 to August 2015. He has served on the board of directors of BioPlus Acquisition Corp since December 2021. Mr. Cross holds a B.S. in Kinesiology from the University of California, Los Angeles and an M.B.A. from Columbia Business School.

We believe that Mr. Cross is qualified to serve on our Board of Directors and serve as Chair because of the perspective and experience he provides as our Chief Executive Officer and his previous roles as our President and Chief Operation Officer and our Chief Financial Officer, and his prior experience as an executive and board member in the biotechnology industry.
John W. Smither. Mr. Smither joined our Board of Directors in January 2022. Mr. Smither has served as chair of the audit committee on the board of directors of NewAmsterdam Pharma Company N.V since February 2023 and eFFECTOR Therapeutics, Inc. and its predecessor entity since March 2018. Mr. Smither most recently served as the chief financial officer of Arcutis Biotherapeuctic, Inc. from May 2019 to March 2021 where he was responsible for all financial aspects including leading the Company’s successful initial public offering and two follow-on financings. Previously, Mr. Smither was the chief financial officer at Sienna Biopharmaceutics in January 2016 to April 2017, and again in April 2018 to March 2019. He also served as the interim chief financial officer at Kite Pharma, a Gilead Company from November 2017 through April 2018, and was the chief financial officer of Unity Biotechnology. He also served as chief financial officer at Kythera Biopharmaceuticals, where he was responsible for all financial activities during early clinical stage through approval and launch, led private fundraising rounds, prepared the company for its successful initial public offering in October 2012, and oversaw its acquisition by Allergan for approximately $2.1 billion. At Amgen, he held several financial positions of increasing responsibility, including vice president of finance and administration for Amgen’s European operations in 28 countries, and also served as Executive Director, Corporate Accounting. From December 2013 to May 2020, Mr. Smither served as a member of the board of directors of Achaogen, Inc., and was its chair of the audit committee, and a member of the compensation committee. Mr. Smither began his career at Ernst & Young, where he was audit partner and held certification as a Certified Public Accountant (inactive). Mr. Smither holds a B.S. in accounting, with honors, from California State University at Los Angeles.
We believe that Mr. Smither is qualified to serve on our Board of Directors because of his experience as an executive and board member in the biotechnology industry.
Aaron VanDevender, Ph.D. Dr. VanDevender joined our Board of Directors in November 2016. Dr. VanDevender has served as Chief Executive Officer since December 2020 at Methid, Inc., a biotechnology company. Prior to Methid, Dr. VanDevender served as Chief Scientist and Principal from October 2012 to February 2020 and as Chief Scientific Consultant from February 2020 to August 2020 at Founders Fund, LLC, a venture capital firm. From October 2010 to March 2012, Dr. VanDevender served as a physicist at Halcyon Molecular, Inc., a company focused on DNA sequencing technology. From October 2007 to September 2010, he worked as a physicist at the National Institute of Standards and Technology. Dr. VanDevender has served on the board of directors of Emulate, Inc., which creates advanced in vitro human models, since June 2018 and on the board of directors of PsiQuantum, a quantum computer company, since September 2017. Dr. VanDevender holds a B.S. in Physics from the Massachusetts Institute of Technology and a Ph.D. in Physics from the University of Illinois, Urbana-Champaign.
We believe Dr. VanDevender is qualified to serve on our Board of Directors because of his strong scientific background, his experience in various technical roles within the biotechnology industry, as well as his experience operating, evaluating, investing in and overseeing biotechnology companies.
Director Independence
Our common stock is listed on the Nasdaq Global Select Market. The rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance, and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of the Nasdaq Stock Market, a member of an audit committee of a listed company may not, other than in his, her or their capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of the Nasdaq Stock Market, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our Board of Directors undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his, her or their ability to exercise independent judgment in carrying out his, her or their responsibilities. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board of Directors has determined that Charlene Banard, David Lamond, Holly Schachner, M.D., John W. Smither and Aaron VanDevender, Ph.D., representing five of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Stock Market.
In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Board of Directors is currently chaired by Shawn Cross, who was appointed to this role in March 2023, and who also serves as our Chief Executive Officer. Although historically our Board of Directors has believed that the separation of the positions of Chair of our Board of Directors and Chief Executive Officer reinforces the independence of our Board of Directors from management, under our Corporate Governance Guidelines, the Board has not adopted a policy requiring separation of the Chair and Chief Executive Officer positions or precluding their combination. In March 2023 our Board of Directors reconsidered the Board of Director’s leadership structure and decided to combine these roles. In making this decision, the Board of Directors considered the need to have unified leadership now that the Company has suspended development activities and is focusing on exploring strategic alternatives. The Board will continue to have a Lead Independent Director selected among non-employee directors.
Lead Independent Director
Recognizing the importance of strong independent oversight, to create an environment that encourages objective oversight of management’s performance and to enhance the effectiveness of our Board of Directors as a whole, the Board of Directors appointed Holly Schachner as Lead Independent Director of our Board of Directors in May 2022. The Board of Directors believes that Dr. Schachner’s experience in various leadership positions with biopharmaceutical companies and her extensive expertise and skills in strategy and management make her well qualified to serve as our Lead Independent Director. While the Chair directs the operations of the Board of Directors and is responsible for the overall management and effective functioning of the Board of Directors, the Lead Independent Director provides leadership to the Board of Directors and particularly to the independent directors.
The lead independent director communicates with the Chief Executive Officer and Chair, disseminates information to the rest of the Board of Directors in a timely manner, raises issues with management on behalf of the outside directors when appropriate and schedules meetings and prepares agendas for meetings of outside directors.
Environmental, Social & Governance (ESG) Practices
As a company, we are committed to maintaining governance structures that promote effective oversight. Our corporate governance and nominating committee oversees and advises our Board of Directors on management of our strategy, initiatives, risks, opportunities and reporting on ESG matters, as set forth in its charter. The committee reports to the full Board of Directors on ESG matters.
Diversity & Inclusion
We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. Our management team and employees are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our employees must adhere to a code of conduct that sets standards for appropriate behavior and we have implemented specific policies designed to prevent, identify, report and stop any type of discrimination and harassment. Our compensation is based on qualifications, performance, skills and experience without regard to gender, race and ethnicity.
Competitive Pay & Benefits and Pay Equity
We strive to provide competitive and robust compensation and benefits programs that help meet the varying needs of our employees, and we are committed to pay equity, based on gender or race/ethnicity. Our total rewards package includes competitive pay, comprehensive healthcare benefits package for employees, family medical leave and flexible work schedules. In addition, we offer every full-time employee, both exempt and non-exempt, the benefit of equity ownership in the Company through stock option grants, restricted stock unit grants, and our employee stock purchase plan. We offer a 401(k) plan, and we match employee contributions up to a certain limit.
Management and Board Diversity
Diversity is important to us, and we have always had diversity within our management team and across the Company. We believe that our management and board of directors should be diverse, including a diversity of experience, competency in relevant fields, gender, race, ethnicity and age. In making determinations regarding nominations of directors, our corporate governance and nominating committee takes into account the benefits of diverse viewpoints. For further discussion, see the section titled “—Considerations in Evaluating Director Nominees”. Currently, 50% of our senior management team, which is comprised of our CEO, his direct reports and other Vice Presidents, identify with underrepresented groups.
The table below provides certain information regarding the composition of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). As shown below in the board diversity matrix, the Company was in compliance with the diversity requirements of Nasdaq Rule 5605(f) as of April 3, 2023.
Board Diversity Matrix (as of April 3, 2023)
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Role of the Board in Risk Oversight
Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, cybersecurity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting and potential conflicts of interest, including our internal controls and procedures over financial reporting. The audit committee also reviews our risk management processes and procedures, including our investment policies and our compliance programs with respect to legal, ethical and regulatory requirements. The corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and ESG matters. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through discussions from committee members about such risks. Our Board of Directors believes its current leadership structure supports the risk oversight function of the Board of Directors.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors on a periodic basis, and typically has such a session as part of each regularly scheduled Board meeting.
Board Meetings
During the fiscal year ended December 31, 2022, our Board of Directors held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage our directors to attend. Six of our current Board members attended our 2022 annual meeting.
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, and a corporate governance and nominating committee, each of which has the composition and the responsibilities described below.
Audit Committee
The members of our audit committee are John W. Smither, Charlene Banard and Aaron VanDevender, Ph.D. Mr. Smither is the chair of our audit committee. Mr. Smither is our audit committee financial expert, as that term is defined under the SEC rules implementing SOX Section 407, and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in monitoring our financial systems. Our audit committee also:
•	selects and hires the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•	approves audit and non-audit services and fees of the independent registered public accounting firm;
•
reviews financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	prepares the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviews reports and communications from the independent registered public accounting firm;
•	reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•	monitors for fraud involving management or employees involved in our internal controls;
•	reviews our policies on risk assessment and risk management;
•	reviews and monitors compliance with our code of business conduct and ethics;
•	reviews related party transactions; and
•
establishes and oversees procedures for the receipt, retention, and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the audit committee charter is available at https://ir.appliedmt.com/corporate-governance/documents-charters. During 2022, our audit committee held four meetings.
Compensation Committee
The members of our compensation committee are David Lamond, Holly Schachner, M.D. and John W. Smither. Mr. Lamond is the chair of our compensation committee. Our compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee also:
•	oversees our overall compensation philosophy and compensation policies, plans, and benefit programs;
•	oversees human capital management and diversity, equity and inclusion initiatives;
•	reviews and approves or recommends to the Board of Directors for approval compensation for our executive officers and directors;
•	prepares the compensation committee report that the SEC will require to be included in our annual proxy statement; and
•	administers our equity compensation plans.
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the compensation committee charter is available at https://ir.appliedmt.com/corporate-governance/documents-charters. During 2022, our compensation committee held two meetings.
Corporate Governance and Nominating Committee
The members of our corporate governance and nominating committee are David Lamond, Holly Schachner, M.D. and Aaron VanDevender, Ph.D. Mr. Lamond is the chair of our corporate governance and nominating committee. Our corporate governance and nominating committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors. Specifically, the corporate governance and nominating committee:
•	identifies, evaluates, and makes recommendations to our Board of Directors regarding nominees for election to our Board of Directors and its committees;
•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•	reviews developments in corporate governance practices;
•	evaluates the adequacy of our corporate governance practices and reporting;
•	evaluates the performance of our Board of Directors and of individual directors; and
•	reviews and oversees our strategy, initiatives, risks, opportunities and related reporting with respect to significant environmental, social and governance matters.
Our corporate governance and nominating committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the corporate governance and nominating committee charter is available at https://ir.appliedmt.com/corporate-governance/documents-charters. During 2022, our corporate governance and nominating committee held three meetings.
Compensation Committee Interlocks and Inside Participation
None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Considerations in Evaluating Director Nominees
Our corporate governance and nominating committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our corporate governance and nominating committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our corporate governance and nominating committee considers include, without limitation, issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, corporate experience, length of service, understanding of the Company’s business, independence, and other commitments. Nominees must also have the ability to offer advice and guidance to management and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our corporate governance and nominating committee to perform all Board of Director and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our Board of Directors believes that our Board of Directors should be a diverse body, and our corporate governance and nominating committee will consider such factors as differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board of Directors. In making determinations regarding nominations of directors, our corporate governance and nominating committee will take into account the benefits of diverse viewpoints. Our corporate governance and nominating committee also considers these and other factors as it oversees the annual Board of Director and committee evaluations. After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our corporate governance and nominating committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also nominate candidates for election to our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at the Applied Molecular Transport Inc. email address designated by the company on the Investor Relations page of its website. To be timely for our 2024 annual meeting of stockholders, nominations must be received by our Secretary not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary date of the Annual Meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by our Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Corporate Secretary at the Applied Molecular Transport Inc. email address designated by the company on the Investor Relations page of its website. Our Corporate Secretary, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chair of our Board of Directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website https://ir.appliedmt.com/corporate-governance/documents-charters. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Director Compensation
The following table presents the total compensation, in accordance with our non-employee director compensation program, for each of our non-employee directors during the year ended December 31, 2022.
Name	Fees Earned or Paid in Cash ($)	Options Awards(4)(5) ($)	Total Compensation ($)
Charlene Banard(1)	31,993	362,264	394,257
David Lamond	53,000	43,784	96,784
Holly Schachner, M.D.(2)	59,054	43,784	102,838
John W. Smither(3)	50,750	379,190	429,940
Aaron VanDevender, Ph.D.	46,500	43,784	90,284
(1)	Ms. Banard joined the Board of Directors on March 31, 2022; her fees were prorated for the portion of 2022 in which she served as a director.
(2)	Dr. Schachner was appointed Lead Independent Director on May 25, 2022; her fees were prorated for the portion of 2022 in which she served as Lead Independent Director.
(3)	Mr. Smither joined the Board of Directors on January 27, 2022; his fees were prorated for the portion of 2022 in which he served as a director.
(4)
As of December 31, 2022, our non-employee directors held outstanding options to purchase a number of shares of common stock as follows: Ms. Banard (80,000), Mr. Lamond (35,175), Dr. Schachner (58,976), Mr. Smither (80,000) and Dr. VanDevender (35,395).

(5)
The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 7 to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting or exercise of the applicable awards.

Mr. Cross, Dr. Mahmood and Mr. Cooper are our only directors who were not outside directors during our 2022 fiscal year. Mr. Cooper resigned from our Board of Directors and from his position as Executive Chair on March 8, 2023. Mr. Cross was appointed to our Board of Directors in March 2023. See the section titled “Executive Compensation” for information about the compensation paid to Mr. Cross, Dr. Mahmood and Mr. Cooper.
Non-Employee Director Compensation Policy
Our Board of Directors adopted our director compensation policy in May 2020 and updated that policy in April 2022, in each case after reviewing data provided by our independent compensation consultant, Aon. Under our director compensation policy, each non-employee director receives the cash and equity compensation for his, her or their services as a member of our Board of Directors, as described below. We also will continue to reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our Board of Directors or its committees.

The director compensation policy includes a maximum annual limit of $500,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $750,000 in the fiscal year in which the non-employee director joins the Board of Directors). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his, her or their services as an employee, or for his, her or their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
The amounts and terms of the cash and equity compensation that are received by directors, described below, remain unchanged from the amounts that were provided by the updated outside director compensation policy in fiscal year 2022.
Cash Compensation
Non-employee directors are entitled to receive the following cash compensation for their services under the policy:
•	$35,000 per year for service as a member of the Board of Directors;
•	$35,000 per year for service as non-executive chair of the Board of Directors;
•	$25,000 per year for service as lead independent director of the Board of Directors;
•	$15,000 per year for service as chair of the audit committee;
•	$7,500 per year for service as a member of the audit committee;
•	$10,000 per year for service as chair of the compensation committee;
•	$5,000 per year for service as a member of the compensation committee;
•	$8,000 per year for service as chair of the corporate governance and nominating committee; and
•	$4,000 per year for service as a member of the corporate governance and nominating committee.
Each non-employee director who serves as a committee chair will receive only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.
Equity Compensation
Initial Options
Each person who first becomes a non-employee director after the effective date of the director compensation policy will be granted on the date on which such individual first becomes a non-employee director, an initial award of nonstatutory stock options covering 60,000 shares of our common stock (the Initial Option). The Initial Option will be scheduled to vest as to 1/36th of the shares each monthly anniversary of commencement of service as a non-employee director, subject to continuing to provide services to us through each applicable vesting date.
Annual Options
Each non-employee director automatically will receive, on the date of each annual meeting of our stockholders, an annual award of nonstatutory stock option covering 20,000 shares of our common stock (an Annual Option). Each Annual Option will vest in full on the earlier of (i) the one-year anniversary of the date of grant of such Annual Award or (ii) the business day prior to the next annual meeting of stockholders that occurs following the grant of such Annual Award, in each case, subject to continuing to provide service to us through the applicable vesting date.
The term of each option granted under the director compensation policy will be 10 years, subject to earlier termination as provided in the 2020 Equity Incentive Plan (2020 Plan). Each option granted under the director compensation policy will have an exercise price per share equal to 100% of the fair market value per share on the date of grant.
Change in Control
In the event of our “change in control” (as defined in the 2020 Plan), each non-employee director will fully vest in his, her or their outstanding company equity awards provided that the non-employee director continues to be a non-employee director through the date of our change in control.

Certain Relationships and Related Party Transactions
In addition to compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Investors’ Rights Agreement
We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including EPQ LLC, AMT PS, AMTB PS, The Founders Fund VI, LP, The Founders Fund VI Principals Fund, LP, The Founders Fund V, LP, The Founders Fund V Entrepreneurs Fund, LP, The Founders Fund VI Entrepreneurs Fund, LP, The Founders Fund V Principals Fund, LP, and Blue Devil Trust. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Other Transactions
We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Related Party Transaction Policy
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.
Our Board of Directors has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors
Our Board of Directors currently consists of seven members. At the Annual Meeting, three Class III directors will be elected for a three-year term.
Each director’s term continues until the election and qualification of his, her or their successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of the Company.
Nominees
Our corporate governance and nominating committee has recommended, and our Board of Directors has approved, David Lamond, Tahir Mahmood and Holly Schachner as nominees for election as Class III directors at the Annual Meeting. If elected, Mr. Lamond and Drs. Mahmood and Schachner will serve as Class III directors until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Lamond, Dr. Mahmood and Dr. Schachner. We expect that each of Mr. Lamond, Dr. Mahmood and Dr. Schachner will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the most votes cast FOR will be elected as Class III directors. As a result, any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE.

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm
The audit committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended December 31, 2022. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
The following table presents fees for professional audit services rendered to the Company by Deloitte & Touche LLP for the fiscal years ended December 31, 2022 and 2021.
	2022	2021
Audit Fees(1)	$1,233,719	$1,359,562
Audit-Related Fees(2)	—	65,000
Tax Fees(3)	—	—
Other Fees(4)	—	—
Total Fees	$1,233,719	$1,424,562
(1)
Audit Fees consists of fees billed for professional services performed by Deloitte & Touche LLP for the audit of our annual financial statements, the review of interim financial statements, services in connection with securities offerings including review of registration statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees for tax advice, planning, compliance and preparation of original and amended tax returns.
(4)	Other Fees consist of fees billed for products and services provided by the Deloitte & Touche LLP other than those that meet the other criteria above.
Auditor Independence
In the fiscal year ended December 31, 2022, there was no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.
Pre-approval Policies and Procedures
The audit committee pre-approves audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The audit committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services, and all other fees up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting. All fees paid to Deloitte & Touche LLP for the fiscal years ended December 31, 2022 and 2021 were pre-approved by either our Board of Directors or our audit committee.

If Deloitte & Touche LLP renders services other than audit services to the Company, the audit committee will determine whether the rendering of these services is compatible with maintaining Deloitte & Touche LLP’s independence.
Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

AUDIT COMMITTEE REPORT
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Applied Molecular Transport Inc. (the Company) specifically incorporates it by reference in such filing.
Audit Committee Report to Stockholders
The audit committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The audit committee is composed of three directors, each of whom is “independent” as determined in accordance with Nasdaq Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The audit committee operates under a written charter approved by the Board of Directors and held four meetings in fiscal year 2022. A copy of the charter is available on the Company’s website at www.appliedmt.com by selecting the “Investor” link then clicking on the “Corporate Governance” section.
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the audit committee met with management and the independent registered public accounting firm to review and discuss the audited financial statements for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required the applicable requirements of the PCAOB. In addition, the audit committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed the independent registered public accounting firm’s independence from the Company and its management.
Based upon the audit committee’s discussions with management and the independent registered public accounting firm, and the audit committee’s review of the representations of management and the independent registered public accounting firm, the audit committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, filed with the SEC.
The audit committee also has appointed, subject to stockholder ratification, Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Respectfully submitted by the members of the audit committee of the Board of Directors,

John W. Smither, Chair Charlene Banard Aaron VanDevender

PROPOSAL 3:

Advisory Vote on the Compensation of our Named Executive Officers
This stockholder advisory vote, commonly known as “say-on-pay,” is required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to approve or not approve, on an advisory basis, the compensation paid to our Chief Executive Officer and the other officers named in the Summary Compensation Table (named executive officers) as disclosed in this proxy statement.
The Board of Directors recommends a vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Applied Molecular Transport, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement, including the compensation tables and any related narrative discussion.”
We became a public company in June 2020 and since that time we have made significant changes to our executive compensation program to reflect our transition from a private to public company. This is the second time we have included an advisory “say-on-pay” vote at the annual meeting of our stockholders. Each year, we intend to submit the executive compensation of our named executive officers to an advisory vote at our annual meeting of stockholders.
The section titled “Executive Compensation,” beginning on page 28, provides an overview of our executive compensation process for decisions made by our compensation committee and Board of Directors for the fiscal year ended December 31, 2022 with respect to our named executive officers. Our compensation committee thoughtfully employs the primary compensation elements of base salary, annual cash incentives, and long-term equity awards, to achieve these objectives.
Vote Required
Our Board of Directors is asking you to support this proposal. Because this vote is advisory, it will not be binding on us, our compensation committee, or our Board of Directors. However, our compensation committee and our Board of Directors will review the voting results in their entirety and take them into consideration when making future decisions regarding named executive officer compensation.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT.

PROPOSAL 4:

Stockholder Proposal to Elect Each Director Annually
In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board of Directors accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board of Directors unanimously recommends that you vote “AGAINST” the stockholder proposal.
Glenbrook Capital, L.P., 430 Cambridge Avenue, Palo Alto, California 94306, the beneficial owner of 222,929 shares of the Company’s common stock on the date the proposal was submitted, has notified the Company of the intent to present the following proposal at the Annual Meeting.
RESOLVED, that the stockholders of Company request that the Board of Directors take all necessary steps in its power (other than steps that must be taken by stockholders) to declassify the Board of Directors so that directors are elected on an annual basis starting at the next annual meeting of stockholders. Such declassification shall be completed as rapidly as possible in a manner that does not affect the unexpired terms of the previously elected directors.
Glenbrook Capital, L.P.’s Supporting Statement
Corporate Governance and Accountability
Glenbrook believes the annual election of all directors encourages board accountability to stockholders and that directors perform better when held accountable for their actions. This view is shared by most stockholders and institutional investors, who believe it to be the standard for corporate governance best practices. The vast majority of companies in the S&P 500 and Russell 1000 indexes elect all board members annually, with only approximately 10.5% and 25%, respectively, of companies retaining classified boards.
Currently, the Board is divided into three classes serving staggered three-year terms. A classified board protects the incumbents and leads to entrenchment, which can limit accountability to stockholders and make the board less responsive to stockholder concerns.
Performance
After less than a year of growth following its launch, the Company’s stock price began to fall and, after a year of modest outperformance as compared to the S&P 500, has continued on a steady and precipitous decline. On October 11, 2022, the Company’s stock closed at $1.26, 94.9% down from its 52-week high, as compared to a subsector average decline of 39.7%.2
Glenbrook is committed to improving the corporate governance of AMTI for the benefit of all stockholders. Declassification of the Board will allow for more productive stockholder engagement and will help the Company optimize stockholder value. Glenbrook has submitted the following stockholder proposal pursuant to Rule 14a-8 to declassify the Board to encourage the Board to take this positive step towards increased stockholder engagement and help the Company achieve its optimal valuation for stockholders and other stakeholders in the Company.
For a greater voice in the Company’s corporate governance and to increase the accountability of the Board to stockholders, Glenbrook urges you to vote FOR this proposal.
The Board’s Statement in Opposition to Glenbrook Capital, L.P.’s Proposal
We have carefully considered the stockholder proposal seeking to declassify our Board and require the annual election of all of our directors. We believe that the benefits of a classified board structure do not come at the expense of accountability and that the long-term focus, stability, enhanced director independence, and takeover protections provided by a staggered board structure are appropriate for our Company and is beneficial to our stockholders. Accordingly, we unanimously recommend a vote AGAINST the stockholder proposal requesting that we take all necessary steps in our power to declassify our Board so that our directors are elected on an annual basis.
Long-Term Focus, Stability and Continuity
We are committed to strong corporate governance and our board regularly reviews our governance structure, including our classified board. Our board is divided into three classes, with each class serving a three-year term. We
[2]	Source: Factset. Sector average is based on Factset’s calculation for System-Specific Biopharmaceuticals.

believe our classified board structure encourages our directors to make decisions that are in the long-term interests of the Company and our stockholders. In contrast, the annual election of all directors can, in some cases, lead to short-term focus or a concentration on immediate results, which can discourage or impair long-term investments, improvements and initiatives.
Our classified board structure also creates stability and continuity on our Board and ensures that, at any given time, our Board is comprised of experienced directors who are familiar with our business, strategic goals, history and culture. Currently, three out of seven of our directors have served on our Board since prior to our Company’s initial public offering in June 2020 (IPO), one director who recently joined our Board has served as a senior executive of the Company since prior to our IPO, and three directors have joined our Board more recently. In addition, three out of seven of our directors have been elected by post-initial public offering stockholders and three of the four remaining directors are up for reelection at this annual meeting. We believe our Board composition reflects an appropriate balance, which is made possible by the current classification structure, of both change and continuity.
Further, we believe our current three-year terms are tailored to enable our existing and future directors to develop substantive knowledge about our specific operations and goals, which better positions them to make long-term strategic decisions that are in the best interest of our stockholders. Our classified board structure has assisted us in attracting and retaining highly qualified directors who are willing to commit the time and resources necessary to gain a deep understanding of our business, strategy and industry, which has been particularly important as a relatively new public company in a highly competitive industry. If our Board were to be declassified, it could be replaced in a single year with directors who are unfamiliar with the Company’s business, strategic goals, history and culture. In contrast, a classified board structure allows for orderly change alongside continuity as new directors with fresh perspectives interact and work with experienced directors.
Provides for Accountability to Stockholders
Since becoming a public company, our Board has always been comprised of a majority of independent, non-employee directors and membership of all of our Board’ committees have always consisted entirely of independent directors. We have adopted director membership criteria which are set forth in our Corporate Governance Guidelines to help ensure that the nominees to our Board reflect our high governance standards and are prepared to serve the best interests of all of our stockholders. At least annually, the directors evaluate the performance and effectiveness of our Board and each of our Board committees in a process that is overseen by our Board’s Corporate Governance and Nominating Committee. We believe that our corporate governance practices reflect our commitment to accountability and serve the interests of all of our stockholders.
In addition, all of our directors, regardless of the length of their term, have a fiduciary duty under the law to act in a manner that they believe to be in the best interests of our Company and all of our stockholders. Accountability depends on the selection of experienced and committed individuals, not on whether they serve terms of one or three years. As a result, the classified board structure maintains the same level of accountability as with annual elections of directors. In addition, at each annual meeting, our stockholders have the opportunity to evaluate and elect approximately one-third of our Board. This structure ensures that our stockholders have a frequent and meaningful voice, while balancing the need for continuity and stability on our Board. Additionally, any director, or our entire Board, may be removed from office at any time if there is “cause” for the removal. Notably, since we became a public company in 2020, each of our nominated directors has never failed to receive less than 88% of votes cast for their election, which we believe exemplifies our stockholders’ satisfaction with our Board and management.
Protects Stockholder Value
Our classified board structure protects our Company and stockholders against a hostile purchaser replacing a majority of our directors with its own nominees at a single annual meeting of stockholders, thereby gaining control of our Company without paying fair market value to our stockholders. Our classified board structure would not preclude a takeover, but rather would encourage potential acquirers to initiate arms-length negotiations with seasoned directors and would provide our Board with the time and flexibility necessary to evaluate the adequacy and fairness of a proposed offer, consider alternative methods of maximizing stockholder value, protect stockholders against abusive tactics during a takeover process, and, as appropriate, negotiate the best possible return for all of our stockholders.
Declassification of our Board would undercut these benefits and could make us a target for unsolicited hostile overtures from investor groups focusing on short-term financial gains. In particular, in recent years, hedge funds and other activist investors have increasingly used the threat of a proxy fight to pressure boards to take actions that produce short-term gains at the expense of strategies designed to achieve meaningful long-term stockholder value. We believe classified board structures have been shown to be an effective means of protecting long-term stockholder interests against these types of abusive tactics.
Prevalence
The prevalence of classified boards is more common in peer companies in our industry, stage of growth, and with a market capitalization similar to ours than in companies listed in the S&P 500 and Russell 1000 indexes. In particular, development stage, pre-product revenue biotech companies are predominantly classified. We believe that maintaining our classified Board not only provides the benefits described above, but is also consistent with the governance approach adopted by similar companies.
Summary
The vote on this stockholder proposal is an advisory vote, and therefore not binding. Consistent with our fiduciary duties, if stockholders approve the proposal, we would reconsider our position with respect to our classified board structure. Declassification of our Board requires an amendment to our Amended and Restated Certificate of Incorporation, which must be adopted pursuant to the procedures set forth therein. A vote in favor of this proposal, therefore, would constitute a recommendation that we initiate this amendment process. For all of the reasons stated above, however, we do not believe that Proposal No. 4 is in the best interests of our Company or stockholders and recommend that you vote AGAINST Proposal No. 4.
Vote Required
Our Board of Directors is asking you to oppose this proposal. Because this vote is advisory, it will not be binding on us or our Board of Directors. However, our Board of Directors will review the voting results in their entirety and take them into consideration when making future decisions regarding our classified board structure.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL TO ELECT EACH
DIRECTOR ANNUALLY.

EXECUTIVE OFFICERS
The following table sets forth the names, ages, and positions of our executive officers as of April 3, 2023:
Name	Age	Position
Shawn Cross	55	Chief Executive Officer and Chair of the Board of Directors
Brandon Hants	46	Chief Financial Officer
Shawn Cross, Chief Executive Officer. For a biography of Mr. Cross, please see the section titled “Board of Directors and Corporate Governance.”
Brandon Hants, Chief Financial Officer. Mr. Hants has served as our Chief Financial Officer since May 2022, Senior Vice President, Finance and Business Operations from March 2021 to May 2022, and Vice President, Finance and Business Operations from January 2019 to March 2021. Prior to joining the Company, Mr. Hants held various roles at Singulex, Inc., an immunodiagnostics company, including as Chief Financial Officer from July 2018 to January 2019, Vice President, Finance and Operations from July 2016 to June 2018, Senior Director, Finance from June 2014 to June 2016, and Director, Financial Planning and Analysis from June 2012 to June 2014. Prior to Singulex, Mr. Hants held various roles of increasing responsibility at Novartis Vaccines & Diagnostics and Genentech. Mr. Hants holds a B.S. in Cell and Developmental Biology from the University of California, Santa Barbara and an M.B.A. from the University of San Francisco.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our Board of Directors regarding executive compensation.
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2022, our compensation committee engaged Aon, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Aon serves at the discretion of our compensation committee. Our compensation committee engaged Aon to assist in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of promoting executive compensation that is competitive and fair.
Our compensation committee periodically considers and assesses Aon’s independence, including whether Aon has any potential conflicts of interest with our Company or members of our compensation committee. In connection with Aon’s engagement, our compensation committee conducted such a review and concluded that it was not aware of any conflict of interest that had been raised by work performed by Aon or the individual consultants employed by Aon that perform services for our compensation committee.
Our named executive officers (NEOs) for the fiscal year ended December 31, 2022, which consist of our principal executive officer and the next two most highly compensated executive officers, are:
•	Tahir Mahmood, Ph.D., our Co-Founder and former Chief Executive Officer;
•	Graham K. Cooper, our former Executive Chair; and
•
Shawn Cross, our current Chief Executive Officer and Chair of our Board of Directors, who was our President and Chief Operating Officer from May 2022 until March 2023 and was our Chief Financial Officer from March 2020 to May 2022.

Executive Compensation Tables
Summary Compensation Table for Fiscal Years 2021 and 2022
The following table sets forth information concerning the total compensation of each of our named executive officers for the fiscal years ended December 31, 2021 and 2022:
Name	Year	Salary(1) ($)	Option Awards(2) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)	Total ($)
Tahir Mahmood, Ph.D.	2022	580,000	2,058,245	621,750	290,290	—	3,550,285
Former Chief Executive Officer	2021	450,000	6,008,665(4)	—	159,120	—	6,617,785
Graham K. Cooper	2022	—	1,702,980	—	—	3,972(5)	1,706,952
Former Executive Chair		—	—	—	—	—	—
Shawn Cross	2022	475,625	798,335	239,693	204,160	—	1,717,813
Chief Executive Officer	2021	410,000	2,308,207	458,010	178,537	—	3,354,754
(1)	Salary, bonus and incentive plan figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s).

(2)
This column represents the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 7 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2022, as amended. These amounts do not correspond to the actual value that may be recognized by our named executive officers upon vesting of the applicable awards.

(3)	Amounts represent the annual incentive bonus earned by each of the named executive officers for services performed.
(4)
In setting the 2022 option award for Dr. Mahmood, the compensation committee considered various factors including market data provided by an independent compensation consultant and the fact that during his tenure with the Company since its inception, Dr. Mahmood had never received an option grant in any prior year.

(5)
This amount represents prorated director fees earned before Mr. Cooper was appointed Executive Chair on January 27, 2022. Mr. Cooper resigned from our Board of Directors and from his position as Executive Chair on March 8, 2023.

Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2022:
		Option Awards			Stock Awards
Name	Grant Date	Number of Shares of Stock Underlying Unexercised Options Exercisable	Number of Shares of Stock Underlying Unexercised Options Unexercisable	Option Exercise Price(1) ($)/sh	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested (#)
Tahir Mahmood, Ph.D.	02/15/2022(2)	—	—	—	—	57,812	24,281
	02/15/2022(3)	72,916	277,084	8.29	02/15/2032	—	—
	03/01/2021(3)	71,750	92,250	56.61	03/01/2031	—	—
Graham K. Cooper	01/27/2022(4)	62,500	237,500	8.01	1/27/2032	—	—
	05/18/2021(5)	15,107	—	47.01	05/18/2031	—	—
	03/30/2020(6)	75,000	—	4.61	03/30/2030	—	—
Shawn Cross	05/16/2022(7)	—	—	—	—	15,750	6,615
	05/16/2022(3)	12,250	71,750	3.99	5/16/2032	—	—
	02/15/2022(2)	—	—	—	—	15,609	6,556
	02/15/2022(3)	19,687	74,813	8.29	2/15/2032	—	—
	12/24/2021(8)	—	—	—	—	15,750	6,615
	03/01/2021(3)	27,562	35,438	56.61	03/01/2031	—	—
	03/30/2020(9)	203,125	96,875	4.61	03/30/2030	—	—
(1)	The per share exercise price of the stock options is equal to the closing price of a share of our common stock on the date of grant.
(2)
These restricted stock units were granted pursuant to our 2020 Plan. 5/48ths of the RSUs shall vest on June 1, 2022 and 1/16th of the RSUs shall vest quarterly thereafter, subject to the Reporting Person continuing as a service provider through each such date.

(3)
This option to purchase shares of our common stock was granted pursuant to our 2020 Plan. 1/48th of the shares vest monthly from the date of grant, subject to the optionee’s continued status as a service provider through each vesting date.

(4)
This option to purchase shares of our common stock was granted pursuant to our 2020 Plan. 1/48th of the shares subject to the became vested and exercisable on March 1, 2022 and 1/48th of the shares subject to the option shall vest monthly thereafter, provided that grantee remains a service provider on each such vest date.

(5)	This option to purchase shares of our common stock was granted pursuant to our 2020 Plan. The option was subject to a one-year cliff vesting from the date of grant.
(6)
This option to purchase shares of our common stock was granted pursuant to our 2016 Plan. 1/24th of the shares subject to the became vested and exercisable on February 5, 2020 and 1/24th of the shares subject to the option shall vest monthly thereafter, provided that grantee remains a service provider on each such vest date.

(7)
These restricted stock units were granted pursuant to our 2020 Plan. 1/16th of the RSUs shall vest on September 1, 2022 and 1/16th of the RSUs shall vest quarterly thereafter, subject to the grantee’s continuing as a service provider through each such date.

(8)
These restricted stock units were granted pursuant to our 2020 Plan. 1/4th of the units vest on June 1, 2022 and 1/45th of the remaining units vest quarterly thereafter, subject to the grantee’s continued status as a service provider through each vesting date.

(9)
This option to purchase shares of our common stock was granted pursuant to our 2016 Plan. 1/4th of the shares subject to the option vest on the first anniversary of the vesting commencement date and 1/48th of the remaining shares vest monthly thereafter, subject to the optionee’s continued status as a service provider through each vesting date. In May 2020, the Board of Directors approved a one-time repricing of certain stock options granted to our service providers with an exercise price of $6.14 per share under our 2016 Plan, including this disclosed option. Pursuant to such approval, such options were automatically repriced to $4.61 per share.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about executive compensation for our principal executive officer (PEO) and the average compensation of the other non-PEO NEOs as reported in the Summary Compensation Table for each of the last two completed fiscal years, as well as Compensation Actually Paid (CAP) as calculated under new SEC Pay Versus Performance (PVP) disclosure requirements and certain performance measures required by the rules. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation S-K and do not necessarily reflect the actual amount of compensation earned by or paid to our PEO and NEOs during the applicable years.
Year(1)	Summary Compensation Table Total for PEO(2) ($)	Compensation Actually Paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4) ($)	Net Loss (In thousands) ($)
2022	3,550,285	855,089	1,712,383	131,465	1.36	(126,325)
2021	6,617,785	810,667	4,211,994	295,635	45.35	(100,287)
(1)	Dr. Mahmood served as the PEO for the entirety of 2022 and 2021 and our other named executive officers for the applicable years were as follows:
•	2022: Graham K. Cooper and Shawn Cross;
•	2021: Randall Mrsny, Ph.D.; Shawn Cross; Bittoo Kanwar; and Brandon Hants.
(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Dr. Mahmood and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other named executive officers reported for the applicable year other than the PEO for such years.

(3)
To calculate “compensation actually paid,” adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Dr. Mahmood and for the average of the other named executive officers is set forth following the footnotes to this table.

(4)
Total Shareholder Return (TSR) was calculated based on a fixed investment of $100 in our common stock as of December 31, 2020. Historical stock price performance is not necessarily indicative of future price performance.

Reconciliation of Compensation Actually Paid Adjustments
Year	Summary Compensation Table Total(1) ($)	Minus Grant Date Fair Value of Awards Granted in Fiscal Year(2) ($)	Plus Fair Value At Fiscal Year- End of Outstanding And Unvested Awards Granted in Fiscal Year(3) ($)	Plus/(Minus) Change in Fair Value of Outstanding And Unvested Awards Granted in Prior Fiscal Years(4) ($)	Plus Fair Value At Vesting of Awards Granted in Fiscal Year That Vested During Fiscal Year(5) ($)	Plus/(Minus) Change in Fair Value as of Vesting Date of Awards Granted in Prior Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(6) ($)	Minus Fair Value as of Prior Fiscal Year-End of Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(7) ($)	Equals Compensation Actually Paid ($)
Tahir Mahmood, Ph.D.
2022	3,550,285	2,679,995	43,900	(83,025)	50,131	(26,207)	—	855,089
2021	6,617,785	6,008,665	121,258	—	80,289	—	—	810,667

Other Named Executive Officers (Average)
2022	1,712,383	1,370,504	23,861	(159,031)	28,160	(103,404)	—	131,465
2021	4,211,994	3,637,743	144,583	(446,352)	44,795	(21,642)	—	295,635
(1)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other named executive officers, amounts shown represent averages.
(2)	Represents the grant date fair value of the equity awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(3)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested equity awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(4)
Represents the change in fair value during the indicated fiscal year of each equity award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in with the methodology used for financial reporting purposes.

(5)
Represents the fair value at vesting of the equity awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(6)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each equity award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(7)
Represents the fair value as of the last day of the prior fiscal year of the equity awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

Analysis of the Information Presented in the Pay Versus Performance Table
We generally seek to incentivize long-term performance and have not specifically aligned our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Total Shareholder Return
The following chart reflects the relationship between the compensation actually paid to our NEOs and total shareholder return during the periods presented.
Compensation Actually Paid vs. Total Shareholder Return

$1,000,000
$750,000
$500,000
$250,000
$—
Compensation Actually Paid
$120
$90
$60
$30
$—
Value of $100 Investment
12/31/20
12/31/21
12/31/22
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Value of $100 Investment

Compensation Actually Paid and Net Income (Loss)
We are an early clinical-stage biopharmaceutical company and have not generated any revenue from product sales. We expect to continue to incur losses for the foreseeable future. Consequently, we did not use net income (loss) as a performance measure in our executive compensation program and do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs. The following chart reflects the relationship between the compensation actually paid to our NEOs and our net loss during the periods presented.

Compensation Actually Paid vs. Net Loss

$1,000,000
$750,000
$500,000
$250,000
$—
Compensation Actually Paid
$(96,000)
$(104,000)
$(112,000)
$(120,000)
$(128,000)
Net Loss
FY 2021
FY 2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Net Loss

Employment Arrangements with Our Named Executive Officers
Tahir Mahmood, Ph.D.
In June 2020, we entered into a confirmatory employment letter with Tahir Mahmood, Ph.D. our Co-Founder, Director and former Chief Executive Officer. The employment letter provided Dr. Mahmood with severance and change in control benefits pursuant to our Severance Policy described below. During our 2022 fiscal year, Dr. Mahmood’s annual base salary was $580,000 and he was eligible for an annual target cash incentive payment equal to 55% of his annual base salary. In April 2023, we entered into a Separation Agreement and Release with Dr. Mahmood (Separation Agreement). The Separation Agreement supersedes all existing agreements and understandings that Dr. Mahmood may have entered into concerning his employment relationship with us, although the Indemnification Agreement and Information, Invention Assignment, and Arbitration Agreement between us and Dr. Mahmood remain in force. Under the terms of the Separation Agreement, and consistent with the terms of the Company’s Senior Executive Change in Control and Severance Policy, Dr. Mahmood received (i) a lump sum payment equal to 100% of his base salary and (ii) an upfront payment equal to twelve months of premiums for COBRA continuation coverage.
Graham K. Cooper
In January 2022, we entered into an Executive Chair Letter Agreement (Letter Agreement) with Graham K. Cooper, who is our Former Executive Chair. Mr. Cooper resigned from our Board of Directors and his position as Executive Chair on March 8, 2023. The Letter Agreement had no specific term and provided that Mr. Cooper was an at-will employee. The Letter Agreement superseded all existing agreements and understandings that Mr. Cooper may have entered into concerning his employment relationship with us. The Letter Agreement also provided Mr. Cooper with severance and change in control benefits pursuant to our Severance Policy described below. During our 2022 fiscal year, Mr. Cooper did not receive an annual base salary and he was not eligible for an annual target cash incentive payment. As of January 1, 2023, Mr. Cooper did not receive an annual base salary and he is not currently eligible for an annual target cash incentive payment.
Shawn Cross
In June 2020, we entered into a confirmatory employment letter with Shawn Cross, our President and Chief Operating Officer. The confirmatory employment letter has no specific term and provides that Mr. Cross is an at-will employee. The employment letter supersedes all existing agreements and understandings that Mr. Cross may have entered into concerning his employment relationship with us. The employment letter also provides Mr. Cross with severance and change in control benefits pursuant to our Severance Policy described below. During our 2022 fiscal year, Mr. Cross’s annual base salary was $500,000 and he was eligible for an annual target cash incentive payment equal to 40% of his annual base salary. In March 2023, Mr. Cross was appointed as our Chief Executive Officer, and his annual base salary is $580,000 and he is currently eligible for an annual target cash incentive payment equal to 55% of his annual base salary.
Potential Payments upon Termination or Change in Control
Our Board of Directors adopted our Severance Policy in June 2020. Under the Severance Policy, if a named executive officer’s employment is terminated within a period beginning on a “change in control” (as defined in the Severance Policy) and ending 12 months following a change in control (the “change in control period”), either by us other than for “cause,” death or “disability” or by the named executive officer due to a “constructive termination” (each, as defined within the Severance Policy), referred to as a Non-CIC Qualified Termination, Dr. Mahmood and Mr. Cross will receive:
•	a lump sum payment equal to 100% of base salary; and
•
payment or reimbursement of up to 12 months of premiums for COBRA continuation coverage premiums or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof.

Under the Severance Policy, if a named executive officer’s employment is terminated inside the change in control period either by us other than for “cause,” death or “disability” or by the named executive officer due to a “constructive termination,” referred to as a CIC Qualified Termination, the named executive officer will receive the following:
•	a lump sum payment equal to 100% of base salary;
•	a lump sum payment equal to 100% of target annual bonus;
•	100% acceleration of unvested time-based equity awards; and
•
payment or reimbursement of up to 12 months of premiums for COBRA continuation coverage premiums or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof.

The Severance Policy provides that if any payments or benefits received by a named executive officer under the Severance Policy or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the Code) and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher. The Severance Policy does not require us to provide any tax gross-ups.
To receive the severance described above, the named executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe that is set forth in the Severance Policy.

Equity Compensation Plan Information
The following table provides information as of December 31, 2022, with respect to the shares of our common stock that may be issued under our existing equity compensation plans. A description of each of our equity compensation plans is incorporated by reference to Note 7 to the consolidated financial statements set forth in our 10-K filed on March 9, 2023, as amended.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(1)	5,901,174	17.28	4,527,714
Equity Compensation Plans Not Approved by Stockholders(2)	—	—	1,000,000
Total	5,901,174	17.28	5,527,714
(1)
Includes the following plans: 2020 Plan, 2016 Plan, 2015 Equity Incentive Plan (2015 Plan) and 2020 Employee Stock Purchase Plan (2020 ESPP). Our 2020 Plan provides that on January 1st of each fiscal year, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to the lesser of (i) 3,140,062 shares; (ii) 5.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year or; (iii) such other amount as the plan administrator may determine. Our 2020 ESPP provides that on January 1st of each fiscal year commencing with the fiscal year following the fiscal year in which the first enrollment date under the 2020 ESPP (if any) occurs, the number of shares authorized for issuance under the 2020 ESPP is automatically increased by a number equal to the lesser of (i) 628,012 shares; (ii) 1.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as the plan administrator may determine.

(2)
Includes the Inducement Plan, which was adopted by our board of directors on March 3, 2022. As of April 9, 2023, there were 1,000,000 shares available for grant under the Inducement Plan. The Inducement Plan has not been approved by stockholders.

Hedging and Pledging Prohibitions
We have implemented robust policies that bar employees from hedging and pledging our stock. Named executive officers are prohibited from pledging Company securities as collateral for loans because doing so would be a violation of our Insider Trading Policy. Additionally, employees are barred from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Our policy provides for limited exceptions to the hedging and pledging prohibitions, however they must be approved by a Compliance Officer, in consultation with the Board of Directors or an independent committee of the Board of Directors, and historically no exceptions have ever been made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information regarding the beneficial ownership of our common stock as of April 3, 2023 for the following:
•	Each stockholder known by us to beneficially own more than 5% of our common stock;
•	Each of our directors;
•	Each named executive officer named in the section entitled “Named Executive Officers”; and
•	All directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 39,200,952 shares of our common stock outstanding as of April 3, 2023. We have deemed the shares of our common stock subject to stock options and stock units that are vested or that will vest within 60 days of April 3, 2023 to be outstanding and to be beneficially owned by the person holding the stock option or stock unit for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is Applied Molecular Transport Inc., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.
	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
5% or Greater Stockholders:
Entities affiliated with EPIQ Capital Group, LLC(1)	8,264,240	21.1%
Entities affiliated with Founders Fund(2)	4,438,222	11.3%
Randall Mrsny(3)	3,607,839	9.2%
Named Executive Officers and Directors:
Tahir Mahmood, Ph.D.(4)	3,826,814	9.7%
Charlene Banard(5)	43,333	*
David Lamond(6)	1,112,694	2.8%
Holly Schachner, M.D.(7)	42,736	*
John W. Smither(8)	46,666	*
Aaron VanDevender, Ph.D.(9)	248,504	*
Graham K. Cooper(10)	171,357	*
Shawn Cross(11)	708,870	1.8%
All executive officers and directors as a group (nine (9) persons)(12)	6,454,517	15.9%
*	Less than one percent (1%)
(1)
Based on information taken from the Schedule 13D filed on June 18, 2020, these shares consist of (i) 2,149,292 shares held by EPQ LLC, AMT PS, (ii) 3,394,948 shares held by EPQ LLC, AMTB PS, (iii) 2,500,000 shares held by EPQ LLC, AMTC PS and (iv) 220,000 shares held by Chad Boeding (collectively, the EPIQ funds). EPIQ Capital Group, LLC is the managing member of each of the EPIQ funds and exercises investment and voting control over the shares held by each of the EPIQ funds through an investment committee. The investment committee for each of the EPIQ funds is comprised of Chad Boeding, Chris Jackson, Jennifer Forster, Boris Albul and Rick Withers, each of whom is an officer or partner of EPIQ Capital Group, LLC. Each of the members of the investment committee disclaims beneficial ownership of the shares held by the EPIQ funds except to the extent of their pecuniary interests therein, if any. The address of each of the individuals and entities listed above is One Lombard Street, Suite 200, San Francisco, CA 94111.

(2)
Based on information taken from the Schedule 13G filed on February 16, 2021, these shares consist of (i) 2,814,640 shares held by The Founders Fund V, LP, 757,139 shares held by The Founders Fund V Principals Fund, LP, 39,836 shares held by The Founders Fund V Entrepreneurs Fund, LP (collectively, the Founders Fund V Management, LLC), and (ii) 656,194 shares held by The Founders Fund VI, LP, 162,255 shares held by The Founders Fund VI Principals Fund, LP and 8,158 shares held by The Founders Fund VI Entrepreneurs Fund, LP (collectively, the Founders Fund VI Management, LLC). FFV Management exercises investment and voting control over the shares held by the Founds Fund V Management, LLC through a management committee comprised of Peter Thiel and Brian Singerman. FFVI Management exercises investment and voting control over the shares held by the Founders Fund VI Management, LLC through a management committee comprised of Peter Thiel and Brian Singerman. Each of Mr. Thiel and Mr. Singerman disclaim beneficial ownership of the shares held by the Founders Fund V Management, LLC and the Founders Fund VI Management, LLC, except to the extent of their pecuniary interest therein, if any. The address of each of the individuals and entities listed above is One Letterman Drive, Building D, Suite 500, San Francisco, CA 94129.
(3)
Based on information taken from the Schedule 13G/A filed on February 3, 2023, these shares consist of (i) 3,600,000 shares held by the Mrsny-Daugherty Living Trust for which Dr. Mrsny serves as co-trustee and exercises voting and investment control and (ii) 7,839 shares held directly by Dr. Mrsny.

(4)
Consists of (i) 20,501 shares held directly by Dr. Mahmood, (ii) 391,693 shares held directly by the Mahmood 2017 Irrevocable Trust for which the father of Dr. Mahmood serves as trustee, (iii) 3,208,307 shares held by the Mahmood-Shamsi Living Trust for which Dr. Mahmood serves as co-trustee and exercises voting and investment control, (iv) 201,625 shares of common stock subject to options that are exercisable within 60 days of April 3, 2023 and (v) 4,688 shares to be issued pursuant to restricted stock units that vest within 60 days of April 3, 2023. Dr. Mahmood shares voting and investment control with his spouse over the shares held by the Mahmood-Shamsi Living Trust. The father of Dr. Mahmood exercises voting and investment control over the shares held by the Mahmood 2017 Irrevocable Trust.

(5)	Consists of 43,333 shares of common stock subject to options that are exercisable within 60 days of April 3, 2023.
(6)
Consists of (i) 1,077,519 shares of common stock beneficially held by the Blue Devil Trust for which Mr. Lamond serves as trustee and (ii) 35,175 shares of common stock subject to options that are exercisable within 60 days of April 3, 2023. Mr. Lamond shares voting and investment control over the shares held by the Blue Devil Trust with his spouse.

(7)	Consists of 42,736 shares of common stock subject to options that are exercisable within 60 days of April 3, 2023.
(8)	Consists of 46,666 shares of common stock subject to options that are exercisable within 60 days of April 3, 2023.
(9)	Consists of (i) 212,659 shares of common stock held by Dr. VanDevender and (ii) 35,395 shares of common stock subject to options that are exercisable within 60 days of April 3, 2023.
(10)	Consists of 171,357 shares of common stock subject to options that are exercisable within 60 days of April 3, 2023.
(11)
Consists of (i) 15,387 shares of common stock held by Mr. Cross, (ii) 683,217 shares of common stock subject to options that are exercisable within 60 days of April 3, 2023 and (iii) 10,266 shares to be issued pursuant to restricted stock units that vest within 60 days of April 3, 2023.

(12)
Consists of (i) 4,936,559 shares of common stock owned by our named executive officers, current directors and other executive officers, (ii) 1,497,892 shares of common stock subject to options that are exercisable within 60 days of April 3, 2023 and (iii) 20,066 shares to be issued pursuant to restricted stock units that vest within 60 days of April 3, 2023.

OTHER MATTERS
Our financial statements for the fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K, as amended, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://ir.appliedmt.com/investor-relations and are available from the SEC at its website at www.sec.gov.
***
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

April 28, 2023

APPLIED | MOLECULAR | TRANSPORT

APPLIED MOLECULAR TRANSPORT INC.
C/O BROADRIDGE FINANCIAL SOLUTIONS
POST OFFICE BOX 9112
FARMINGDALE, NY 11735-9544

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMTI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13983-P93184 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPLIED MOLECULAR TRANSPORT INC.

The Board of Directors recommends you vote FOR ALL for the election of three Class III directors:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Lamond
02) Tahir Mahmood, Ph.D.
03) Holly Schachner, M.D.

The Board of Directors recommends you vote FOR Proposal Two:

The Board of Directors recommends you vote FOR Proposal Three:

	For	Against	Abstain
3. Advisory vote of the named executive officer compensation (the “say-on-pay” vote).	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal Four:

	For	Against	Abstain
4. A shareholder proposal to elect each director annually.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
If no direction is made, this proxy will be voted "FOR ALL" on Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and the 2022 Annual Report on Form 10-K, as amended, are available at www.proxyvote.com.

V13984-P93184

Applied Molecular Transport Inc.
Annual Meeting of Stockholders
Wednesday, June 14, 2023 at 10:00 AM, PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of Applied Molecular Transport Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2023, and hereby appoints Shawn Cross and Brandon Hants and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders of Applied Molecular Transport Inc. to be held on June 14, 2023 at 10:00 AM (PDT), and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2023 Annual Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/AMTI2023.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). If NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" ON PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND "AGAINST" PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side